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                                                                    EXHIBIT 99.1

[LOGO]                                                901 Lake Charles, LA 70601
                                                             Phone: 337-436-9000
                                                               www.usunwired.com


Contact: US Unwired                          IWO Holdings, Inc.
         Ed Moise, Investor Relations        Jody Burfening/Kristine Hong
         (337) 310-3500                      (212) 838-3777
         ir@usunwired.com                    jburfening@lhai.com/ khong@lhai.com


                      US UNWIRED TO ACQUIRE IWO HOLDINGS

                               ________________

 WILL CREATE LARGEST SPRINT PCS NETWORK PARTNER BASED ON 16.0 MILLION LICENSED
                                      POPS


LAKE CHARLES, LA AND ALBANY, NY (DECEMBER 20, 2001)--US UNWIRED INC. (NASDAQ/NM:UNWR) AND IWO HOLDINGS, INC., both Sprint PCS (NYSE:PCS) Network Partners, today announced that the companies have entered into a definitive agreement under which US Unwired will acquire all of the outstanding shares of IWO Holdings, Inc. Under the agreement, US Unwired will issue approximately
45.9 million shares common stock with an aggregate market value of $459 million, based on US Unwired's closing stock price of $10.00 on December 19, 2001. IWO had net indebtedness of approximately $99.6 million, adjusted to reflect $40.2 million of estimated options and warrants proceeds, as of September 30, 2001, that will remain outstanding.

Key rationales for the transaction are as follows:

     . Outstanding Demographics--The IWO service territory has one of the highest population densities and median incomes in the Sprint PCS affiliate program. US Unwired's territory is located in the fast-growing Southeast and has one of the strongest net roaming positions among the network partners.

     . Management Depth-- Steve Nielsen, IWO's President and Chief Executive Officer, will join the US Unwired senior management team as Chief Operating Officer. Robert Piper, US Unwired's President and Chief Executive Officer, and Jerry Vaughn, US Unwired's Chief Financial Officer, will remain in their current positions.

     . Geographic Diversification--Together, the companies' service territory will include 16.0 million people in 13 states, stretching over 220,000 square miles across the southeast and northeastern regions of the United States and including such markets as Albany and Syracuse, NY; Manchester, NH; Mobile, AL; and Jackson, MS. The combined company will have the largest population in its service territory among the Sprint PCS Network Partners.

     . Strong Operational Performance--As of September 30, 2001, the companies' combined networks covered more than 10 million people, approximately 64% of those in the combined service territory, and had approximately 362,000 Sprint PCS subscribers.

     . Superior Funding--Both companies have significantly over-funded business plans. The combined company anticipates achieving positive EBITDA in 2002.

     . Adjacent to Key Markets--The combined service territories lie between some of the most heavily populated metropolitan areas in the United States such as New York, Boston, Dallas, Houston and Atlanta.

"We are thrilled to have IWO join US Unwired to create the largest Sprint PCS Network Partner based on the population included in our service territory. We are also excited to have Steve Nielsen, a seasoned industry executive with 17 years experience, join the US Unwired senior management team," said Mr. Piper. "Our two companies have highly complementary business models, organizational structures and an unwavering focus on operational performance. Together we will leverage our respective best practices to further enhance the performance of our combined company. With these advantages, we believe we will achieve our shared goal of growing and expanding our respective market shares to become the leading wireless provider in our markets."

"Since the beginning of the year, IWO has enjoyed rapid growth in revenue, net subscriber adds and covered POPs as we expanded our network to cover 3.5 million POPs by the third quarter," said Mr. Nielsen. "As part of US Unwired, we intend to continue to aggressively pursue our growth strategy, launching new markets and broadening our sales distribution network. We are delighted to join forces with the profitability leader among our peer group."

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UNWR to Acquire IWO Holdings
Page 2
December 19, 2001

Other transaction terms include:

     . US Unwired will issue approximately 45.9 million shares of US Unwired common stock to IWO shareholders on a fully-diluted basis. Assuming the full conversion of each company's options and warrants, US Unwired's shareholders will own approximately 66.5 percent of the combined company, and IWO's shareholders will own approximately 33.5 percent. The combination will be accounted for as a purchase.

     . When the transaction is completed, Christopher Stadler and Thomas Sullivan, representatives from Investcorp, IWO's majority shareholder, will join US Unwired's Board of Directors. Harley Ruppert, President and CEO of Newport Telephone Company and a founder of IWO, will also be added to US Unwired's nine-member board, which will remain chaired by William Henning Jr.

     . When the transaction is completed, US Unwired class A and B shares will be reclassified as common stock at a 1:1 exchange ratio.

The transaction is expected to close in the second quarter of 2002. It is subject to approvals from both companies' shareholders and senior credit lenders as well as Sprint PCS and under the Hart-Scott Rodino Antitrust Improvements Act. Both companies have received support agreements from their major shareholders who collectively represent in excess of 50% of each company's voting power.

Morgan Stanley served as sole financial advisor to US Unwired. Credit Suisse First Boston, JP Morgan and UBS Warburg served as financial advisors to IWO. Vinson & Elkins L.L.P. of Houston, Texas provided legal counsel to US Unwired. IWO received legal counsel from Gibson, Dunn & Crutcher LLP of New York, New York.

US Unwired will hold a conference call to discuss this transaction at 11:00 a.m. Eastern Time on December 20, 2001. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue to be available through January 20, 2002. Links to these events and management's presentation can be found at http://www.usunwired.com. If Internet access is unavailable, investors and other interested parties may listen to the teleconference by calling 800-262-1292. The teleconference will be available for replay until January 4, 2002, by calling 719-457-0820, and entering 599163 when prompted for the access code. US Unwired operational statistics may be found at www.usunwired.com/investor or by calling 337-310-3500.

In connection with the proposed merger, US Unwired Inc. will file with the SEC a Registration Statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about US Unwired Inc. and IWO Holdings, Inc., without charge, at the SEC's web site at www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: Investor Relations, US Unwired Inc., 901 Lakeshore Drive, Lake Charles, LA, 70601, Phone: 337-310-3500, Fax:
337-310-3250.

US Unwired Inc. and its directors and executive officers may be deemed to be "participants in the solicitation" of shareholders of US Unwired Inc. in connection with the proposed transaction. Information concerning directors and executive officers and their direct or indirect interests, by security holdings or otherwise, can be found in the definitive proxy statement of US Unwired Inc. filed with the SEC on March 26, 2001.

This communication is not an offer to purchase shares of IWO Holdings, Inc. nor is it an offer to sell shares of US Unwired Inc. common stock which may be issued in any proposed merger with IWO Holdings, Inc. Any issuance of US Unwired Inc. common stock in any proposed merger with IWO Holdings, Inc. would have to be registered under the Securities Act of 1933, as amended, and such US Unwired Inc. common stock would be offered only by means of a prospectus complying with the Act.

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UNWR to Acquire IWO Holdings
Page 3
December 19, 2001

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in three Sprint PCS Network Partners: Louisiana Unwired, Texas Unwired and Gulf Coast Wireless. Through Louisiana Unwired and Texas Unwired, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint PCS brand name in 41 markets, currently serving approximately 236,000 Sprint PCS customers. US Unwired's Sprint PCS territory includes portions of southern Tennessee, eastern Texas, southern Arkansas, Mississippi, Alabama, the Florida panhandle, and significant portions of Louisiana. In addition, US Unwired provides cellular and paging service in southwest Louisiana. For more information on US Unwired and its products and services, visit the company's web site at http://www.usunwired.com. US Unwired is traded on the Nasdaq exchange under the
------------------------
symbol "UNWR".

About IWO Holdings

IWO Holdings, Inc., headquartered in Albany, NY, is a Sprint PCS Network Partner, providing 100 percent digital, 100 percent PCS products and services under the Sprint PCS brand name. Independent Wireless One currently serves over 125,000 subscribers in a contiguous territory with a population of 6.1 million that extends in New York from suburban New York City to the Canadian border, and from Syracuse east to include all of Vermont, New Hampshire (excluding Nashua) and portions of western Massachusetts and northeastern Pennsylvania. For more information, visit the IWO Holdings, Inc. web site at http://www.iwocorp.com.
                                                      ----------------------

About Sprint

Sprint is a global communications company serving 23 million business and residential customers in more than 70 countries. With more than 80,000 employees worldwide and $23 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state of the art network technologies, including the United States' first nationwide all-digital, fiber-optic network. Sprint's award-winning Tier 1 Internet backbone is being extended to key global markets to provide customers with a broad portfolio of scaleable IP products. Sprint's high-capacity, high-speed network gives customers fast, dependable, non-stop access to the vast majority of the world's Internet content. Sprint also operates the largest 100-percent digital, nationwide PCS wireless network in the United States, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities.

For more information, visit the Sprint PCS web site at http://www.sprintpcs.com.
                                                       ------------------------

Certain statements contained in this press release, such as statements concerning US Unwired Inc. and or the combined company's anticipated performance, plans for growth and anticipated financial results and other factors that could affect future operations or performance and other non-historical facts, are forward looking statements made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the ability to successfully integrate the two businesses, the competitiveness of and the financial impact of Sprint PCS pricing plans, products and services; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings, Inc.'s network, the potential need for additional capital, unanticipated future losses; the significant level of indebtedness of the combined companies and volatility of US Unwired Inc.'s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to US Unwired Inc.'s and IWO Holdings, Inc.'s filings with the Securities and Exchange Commission ("SEC"), especially in the "Investment Considerations" and/or "Risk Factors" sections of US Unwired Inc. Form 10-K for the fiscal year ended December 31, 2000, US Unwired Inc.'s Form 10-Q for the fiscal quarter ended September 30, 2001, IWO Holdings, Inc.'s Form S-4 dated July 27, 2001, IWO Holdings, Inc.'s Form 10-Q for the fiscal quarter ended September 30, 2001, and in subsequent filings with the SEC. Neither company will undertake to update or revise any forward-looking statement contained herein.

                                     -END-